THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE THEREFORE "RESTRICTED SECURITIES" WHOSE SALE AND OR TRANSFER IS SUBJECT TO THE PROVISIONS OF RULE 144. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, ACCEPTABLE TO THE ISSUER OR ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

The following abbreviations, when used in the inscription on the face hereof, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -________________ Custodian
For ________________ (minor)
Under Uniform Gifts To Minors
Act ________________
(State)

Additional abbreviations may be used although not in the above list.

FOR value received, the Undersigned hereby sells, assigns and transfers unto

____

Please Insert Assignee's Social Security or Tax I.D. Number: ________________

Address: ________________________________

City: ________________ State: ________ Zip: ________

________________ (   ) shares of the Capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint ________________ as Attorney In Fact to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated, ________________

____

Named Stockholder

Medallion Signature Guarantee:

NOTICE: *The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. The Corporation and or its authorized transfer agent may reject for transfer any Certificate containing any such discrepancy or alteration.*